EXHIBIT 4.3



SECOND AMENDMENT TO BID LOAN AGREEMENT


THIS SECOND AMENDMENT to Bid Loan Agreement ("Second
Amendment"), dated as of February 11, 1994, is entered into among Pentair, Inc., Continental Bank N.A., for itself and as Agent, Morgan Guaranty Trust Company of New York, J.P.
Morgan Delaware, First Bank National Association, Norwest
Bank Minnesota, N.A., and NBD Bank, N.A.

WHEREAS, Mellon Bank, N.A. and the parties other than NBD
Bank, N.A. entered into a Bid Loan Agreement dated as of December 14, 1988 (as amended, the "Agreement"); and

WHEREAS, by the First Amendment to the Bid Loan Agreement dated as of January 1, 1991, Mellon Bank, N.A. withdrew as a party to the Agreement and NBD Bank, N.A. was added as a party thereto;

    NOW, THEREFORE, the parties agree as follows:

    Definitions Amended. Section 1.01 of the Agreement is amended by amending the definitions of the following terms to read as follows:

    "Facility Agreements" means the Facility Agreement dated as of February 11, 1994 between the Borrower and Continental Bank N.A. and Morgan Guaranty Trust Company of New York, as Agents, and the other lenders named therein, and the Facility Agreement dated as of February 11, 1994 between the Borrower and First Bank National Association, as Agent, and the other lenders named therein, as each may be amended from time to time.

    "Notes" means the Bid Loan Notes of the Borrower in the form of amended Exhibit A to this Second Amendment.

    "Termination Date" means January 1, 1997 (or if such date is not a Business Day, the next succeeding day which is a Business Day), or such later date corresponding to a Revolving Credit Termination Date under the Facility Agreements, as the same may be extended pursuant to Section 2.01(c) of the Facility Agreements.

    Section 3.01(c) Amended.  Section 3.01(c) of the
Agreement is amended to read in its entirety as follows:

"(c) the fact that, as of the time immediately after the making of such Bid Loan, the aggregate outstanding principal amount of Bid Loans and Loans under all Facility Agreements shall not exceed the aggregate Total Commitments under all Facility
Agreements."

    Section 8.01 Amended. Section 8.01 of the Agreement is hereby amended by adding, at the end thereof, the expression
";provided that notices to the Agent under Article II shall not be effective until received".

    Section 8.03 Amended. Section 8.03 of the Agreement is amended by adding, following the word "hereof" on the sixth line thereof, the expression "or any Default or alleged Default by the Borrower hereunder".

    Representations and Warranties. The Borrower represents and warrants that the representations and warranties made in
Article IV of the Agreement are true as of the date of this Second Amendment and that no Default under the Agreement has occurred and is continuing.

    Conditions to Effectiveness of Second Amendment.  This
Second Amendment shall become effective only upon satisfaction of the following conditions:

          (a)   Receipt by each Bank for the account of
such Bank of a duly executed Note in the form of Amended
Exhibit A;

    (b) Receipt by each Bank of an opinion of counsel for the Borrower, substantially in the form of Amended Exhibit E;
and

    (c) Receipt by each Bank of a certificate signed by an officer of the Borrower certifying the resolutions of the Borrower authorizing the execution, delivery and performance of this Second Amendment and the Notes.

    Continued Validity; Counterparts. Except as amended by this Second Amendment, the Agreement as amended by the First Amendment remains in full force and effect. This Second Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
This Second Amendment shall become effective when the Agent shall have received counterparts hereof signed by all of the parties hereto.
    IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Bid Loan Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


PENTAIR, INC.


By: Joseph R. Collins
    Title:  Chief Financial Officer

Water's Edge Plaza
1500 County Road B2 West
St. Paul, Minnesota  55113
Attention:  Chief Financial Officer
Telecopy:  (612) 639-5251
Telephone:  (612) 636-7920



CONTINENTAL BANK N.A.,
  for itself and as Agent


By Barry Watters
    Title:  Vice President

231 South LaSalle Street
Chicago, Illinois  60697
Attn:  Barry Watters
Telephone:  (312) 828-6307
Telecopy:  (312) 987-1276

Person to whom Bid Loan corres-
 pondence should be addressed:

Jessica Greenfield
231 South LaSalle Street
Chicago, Illinois  60697
Telephone:  (312) 828-6145
Telecopy:  (312) 974-9102


MORGAN GUARANTY TRUST COMPANY
  OF NEW YORK, for itself and
  as Agent


By William Stevenson
    Title:  Vice President

60 Wall Street
New York, New York  10260
Attn:  William J. Stevenson
Telephone:  (212) 648-6839
Telecopy:  (212) 648-5336


J. P. MORGAN DELAWARE

By: David J. Morris
    Title:  Vice President

902 Market Street
Wilmington, Delaware  19801
Attn:  David J. Morris
Telephone:  (302) 651-3788
Telecopy:  (302) 654-5336


FIRST BANK NATIONAL ASSOCIATION


By: Deborah O. Hall
    Title:  Vice President

First Bank Place 601 Second Ave. South
Minneapolis, Minnesota  55402-4302
Attn:  Deborah O. Hall
Telecopy:  (612) 973-0824
Telephone:  (612) 973-0543



NORWEST BANK MINNESOTA, N.A.


By: Gloria J. Charley
    Title:  Corporate Banking Officer

Norwest Center
6th & Marquette
Minneapolis, Minnesota  55479-0085
Attn:  National Division
      Gloria J. Charley
Telex Number:  290734
Answerback:  NORWEST BK MPS
Telephone:  (612) 667-3503
Telecopy:  (612) 667-8219



NBD BANK, N.A.


By: Patrick Skiles
    Title: Vice President
611 Woodward Avenue
Detroit, Michigan  48226
Attn:  Patrick P. Skiles
Telephone: (313) 225-1798
Telecopy:  (313) 225-1671

AMENDED EXHIBIT A

BID LOAN NOTE


                            Minneapolis, Minnesota
$170,000,000                February 11, 1994


    For value received, PENTAIR, INC., a Minnesota corporation (the "Borrower"), promises to pay to the order of (the "Bank") the principal sum of One Hundred Seventy Million Dollars ($170,000,000) or, if less, the aggregate unpaid principal amount of all Bid Loans made by the Bank to the Borrower pursuant to the Bid Loan Agreement referred to below, together with interest on the unpaid principal amount thereof at the rates and on the dates set forth in the Bid Loan Agreement. The Borrower shall pay each Bid Loan in full on the earlier of (i) the last day of its Interest Period, and (ii) the Termination Date.

    All payments of principal and interest shall be made in lawful money of the United States in federal or other immediately available funds at the office of Continental Bank
N.A., 231 South LaSalle Street, Chicago, Illinois, 60697.

    All Bid Loans made by the Bank to the Borrower pursuant to the Bid Loan Agreement and all payments of the principal thereof may be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof.

    This Note is one of the Notes referred to in the Bid Loan Agreement dated December 14, 1988, as amended January 1,
1991 and February 11, 1994, among the Borrower, the banks listed on the signature pages thereof and Continental Bank N.A., as Agent. Reference is made to such Bid Loan
Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

PENTAIR, INC.


By
   Title:


LOANS AND PAYMENTS OF PRINCIPAL




                 Type  Amount of
       Amount    of    Principal   Maturity   Notation
Date   of Loan   Loan  Repaid      Date       Made By




OPINION OF COUNSEL FOR THE BORROWER




To the Banks and the Agent
  Referred to Below
c/o Continental Bank N.A.,
  as Agent
231 South LaSalle Street
Chicago, Illinois  60697

Gentlemen:

    We have acted as counsel for Pentair, Inc. (the "Borrower") in connection with the Second Amendment dated February 11, 1994 ("Second Amendment") to the Bid Loan Agreement (the
"Bid Loan Agreement") dated December 14, 1988 as amended January 1, 1991 among the Borrower, Continental Bank N.A., for itself and as Agent, Morgan Guaranty Trust Company of New York, Morgan Bank (Delaware), First Bank National Association, Norwest Bank Minnesota, N.A., and NBD Bank,
N.A. Terms defined in the Bid Loan Agreement are used herein as therein defined.

    We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

    Upon the basis of the foregoing, we are of the opinion that:

    1. The Borrower is a corporation validly existing and in good standing under the laws of Minnesota and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

    2. The execution, delivery and performance by the Borrower of the Second Amendment and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower.

    3. The Second Amendment constitutes a valid and binding agreement of the Borrower and the Notes constitute valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, moratorium, insolvency or other laws of general application relating to the enforcement of creditors' rights, and by general principles of equity, and by Minnesota statutes to the extent compliance is required by other than the Borrower.

                                        Very truly yours,